This is a re-filing of a Form 8-A12B/A filing made on December 5, 2000 under CIK 0000894356 (Structured Products Corp.). We are making this filing, at the request of the SEC's staff, for the sole purpose of obtaining a commission file number.


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                            STRUCTURED PRODUCTS CORP.
                            -------------------------
             (Exact name of registrant as specified in its charter)



                Delaware                                 13-3692801
----------------------------------------  ----------------------------------------
(State of incorporation or organization)     (IRS Employer Identification No.)


        390 Greenwich Street                               10013
         New York, New York
----------------------------------------  ----------------------------------------
(Address of principal executive offices)                 (Zip Code)

If this form relates to the registration  If this form relates to the registration of  a  class  of  securities pursuant to  of  a  class  of  securities pursuant to
Section 12(b) of the Exchange Act and is  Section 12(g) of the Exchange Act and is
effective      pursuant    to    General  effective     pursuant    to     General
Instruction A. (c),  please  check   the  Instruction A. (d),  please  check   the
following box. [x]                        following box. [_]

----------------------------------------  ----------------------------------------

        Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class                 Name of Each Exchange on Which
           to be so Registered                 Each Class is to be Registered
----------------------------------------  ----------------------------------------

 2,250,000 TIERS(R)Principal-Protected
Trust Certificates, Series Semiconductor
   2000-14 with a principal amount of
               $22,500,000
          (the "Certificates")                     American Stock Exchange
----------------------------------------  ----------------------------------------

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                      ----

Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

         The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Summary Information--Q&A"; "Risk Factors"; "Description of the Certificates"; "Certain ERISA Considerations"; and "United States Federal Income Tax Considerations" in Registrant's Prospectus Supplement related to the TIERS(R) Principal-Protected Trust Certificates, Series Semiconductor 2000-14, a copy of which Prospectus Supplement was filed pursuant to Rule 424(b) under the Securities Act on or about November 20, 2000, and "Risk Factors" and "Description of Certificates" in Registrant's Prospectus, dated May 13, 1999, which description is incorporated herein by reference.

Item 2.  Exhibits.
         --------

                  1. Certificate of Incorporation of Structured Products Corp. is set forth as Exhibit 3.1 to the Registration Statement on Form S-3 and is incorporated herein by reference.

                  2. By-laws, as amended, of Structured Products Corp. are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

                  3. Form of Corporate  Trust  Agreement is set forth as Exhibit
4.3 to the Registration Statement and is incorporated herein by reference.

                  4. Form of the Prospectus is attached to the Registration Statement and is incorporated herein by reference.

                  5. Form of the Prospectus  Supplement  dated November 17, 2000 related to the TIERS(R) Principal-Protected Trust Certificates, Series Semiconductor 2000-14, which was filed with the Securities and Exchange Commission on or about November 20, 2000, pursuant to Rule 424(b)(2) under the Securities Act of 1933, and is incorporated herein by reference.

                  6. Form of TIERS(R) Asset Backed Supplement Series Semiconductor 2000-14 related to the TIERS(R) Principal-Protected Trust Certificates, Series Semiconductor 2000-14, which is set forth as an exhibit on Form 8-A12B/A filed with the Securities and Exchange Commission, for Structured Products Corp, on December 5, 2000, and is incorporated herein by reference.


                   [Balance of page left intentionally blank]

                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.




                                          STRUCTURED PRODUCTS CORP.

Date: November 30, 2000



                                          By: /s/ Matthew R. Mayers
                                            ------------------------------------
                                            Authorized Signatory